Corindus Vascular Robotics, Inc. S-1/A

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 15, 2014 (except Note 1, as to which the date is December 8, 2014) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-199498) and the related Prospectus of Corindus Vascular Robotics, Inc. for the registration of 10,666,570 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 8, 2014